Exhibit (i)(2): Consent of Dechert, Counsel
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[LTTERHEAD]




                                                    Direct Tel:  202.261.3302
                                                    Jane.Kanter@dechert.com


November 1, 2000



de Leon Funds Trust
107 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365


Re: Amendment No. 5 to Registration Statement on Form N-1A for de Leon Funds Trust ("Trust") (File Nos. 333-78815 and 811-09345)


Ladies and Gentlemen:

We hereby consent to the reference in the Trust's Statement of Additional Information to Dechert as counsel to the Trust and to the inclusion of this consent as an exhibit to Amendment No. 5 (under the Investment Company Act of 1940) to the Trust's Registration Statement.



Very truly yours,

/S/ Dechert

Dechert